Exhibit 10.2
LIME ENERGY CO.
FORM OF SUBSCRIPTION AGREEMENT
(Tranche B)
     This Subscription Agreement (this “Agreement”) is made and entered into by and between Lime Energy Co., a Delaware corporation (the “Company”), and the undersigned purchaser (the “Purchaser”) of the Units (defined below) effective as of November 13, 2008.
     WHEREAS, Purchaser desires to subscribe for and purchase the Units for the Purchase Price (as defined below); and
     WHEREAS, the Company desires to issue and sell to Purchaser the Units for the Purchase Price.
     NOW, THEREFORE, in consideration of the premises and the mutual obligations and covenants set forth herein, the parties hereto agree as follows:
     1. Purchase of Units.
          (a) Purchaser hereby subscribes for (i)                      shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company and, (ii) a warrant to purchase                      shares of Common Stock (the "Warrant”, attached hereto as Exhibit A, the shares of Common Stock and the Warrants together, the “Units”) for an aggregate purchase price of $                     (the “Purchase Price”).
          (b) This subscription shall be deemed accepted by the Company once this Agreement has been executed by the Company and Purchaser. Purchaser understands, acknowledges and agrees that this subscription is and shall be irrevocable, except that Purchaser shall have no obligation hereunder in the event that the Required Approvals (as defined below) are not obtained by January 31, 2009.
          (c) The closing of the purchase and sale of the Units shall be subject to the following:
               (i) Purchaser understands, acknowledges and agrees that the Company is required, pursuant to the rules of The NASDAQ Stock Market, Inc., to seek the approval of its stockholders (A) to issue the Units and the shares of stock issuable upon exercise of the Warrants, (B) to allow one or more affiliates of the Company to also purchase Units on the same terms and conditions as those offered to Purchaser, and (C) to allow affiliated lenders of the Company to purchase convertible preferred securities in exchange for cancellation of outstanding Company indebtedness to such lenders (collectively, the “Required Approvals”).
               (ii) The closing shall take place at the offices of Reed Smith LLP, 10 S. Wacker Drive, Chicago Illinois 60606 following receipt of the Required Approvals, or at such other place as the Company shall designate in writing to Purchaser. The Company shall provide

Purchaser with at least five (5) business days’ notice in advance of the closing, which notice shall certify to Purchaser by the Company’s Chief Executive Officer that the Required Approvals have been obtained. At the closing, the Purchase Price shall be received by the Company from Purchaser by wire transfer of immediately available funds and the Company shall deliver the Units to Purchaser.
          (d) Purchaser further understands, acknowledges and agrees that:
               (i) In reliance upon applicable exemptions, the Units have not been registered under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder or any U.S. state securities laws and the rules and regulations thereunder.
               (ii) No federal or state agency has made any finding or determination as to the fairness of this subscription or investment or any recommendation or endorsement of the Units.
               (iii) Because the Units have not been registered under the Act or applicable U.S. state securities laws, the economic risk of the investment must be borne indefinitely by Purchaser and the Units may not be sold, pledged or hypothecated or otherwise transferred unless subsequently registered under the Act and applicable U.S. state securities laws or an exemption from such registration is available and only with the prior written consent of the Company. Registration under the Act and applicable U.S. state securities laws is unlikely at any time in the future.
               (iv) No assignment, sale, pledge, hypothecation, transfer, exchange or other disposition, or offer thereof whether direct or indirect, of the Units may be made if, in the opinion of counsel to the Company, such disposition or offer would require registration under the Act or would result in the violation of applicable federal, state or foreign securities laws.
     2. Representations, Warranties and Agreements of Purchaser. Purchaser hereby represents, warrants, acknowledges and agrees that:
          (a) Organization and Standing of Purchaser. If Purchaser is not an individual, Purchaser is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization or formation; if required by applicable law, Purchaser is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations thereunder, and all necessary actions by the board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable persons necessary for the due authorization, execution, delivery and performance of this Agreement by Purchaser have been duly taken.
          (b) Authorization and Power. Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

          (c) No Conflicts. Purchaser’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Purchaser, if Purchaser is not an individual, (B) any contract or agreement to which Purchaser is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which Purchaser is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental body or other person, unless such requirement has already been satisfied.
          (d) Communication by Purchaser. Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Units and the Company, and the transactions which are the subject of the Required Approvals, and all such questions have been answered to the full satisfaction of Purchaser. Furthermore, Purchaser represents that in connection with its review of this Agreement and the transactions contemplated hereby, it either (i) it has not been represented by counsel and assumes all risks thereto, or (ii) has been represented by counsel other than counsel for the Company.
          (e) Compliance with Securities Act. Purchaser understands that the Units have not been registered under the Act in reliance on an exemption therefrom, and that the Company is under no obligation to register the Units. Purchaser will not transfer the Units in violation of the Act or any other applicable securities laws. Purchaser is purchasing the Units for its own account and not for the account of any other person and not with a view to distribution or resale to others.
          (f) Information on Purchaser. The Purchaser is, and will be at the time of the issuance of the shares of Common Stock an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. If Purchaser is an individual, the Purchaser has the authority and is duly and legally qualified to purchase and own the Units. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.
          (g) Communication of Offer. The offer to sell the Units was directly communicated to the Purchaser by the Company. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.
          (h) Indemnification. Each Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Purchaser in this Agreement; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or any other agreement entered into by the Company and Purchasers, relating hereto.
          (i) Location of Purchaser. The address set forth below is Purchaser’s true and correct residence or principal place of business and Purchaser has no present intention of becoming a resident of any other state or jurisdiction or moving its principal place of business.
          (j) Legends. It has been disclosed to Purchaser that the following restrictions and limitations are applicable to Purchaser’s purchase and resales, pledges, hypothecations or other transfers of the Units, and, therefore, that Purchaser must bear the economic risk of investment in the Units for an indefinite period of time as described in Section 2(f):
               (i) As described in Section 1(d)(iii) above, the Units have not been registered and, therefore, they may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Act and applicable state securities laws or an exemption from such registration is available.
               (ii) A legend will be placed on the certificate or certificates evidencing the shares of Common Stock in substantially the following form:
THE SHARES OF COMMON STOCK OF LIME ENERGY CO. (THE “THE COMPANY”) REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
               (iii) A legend will be placed on the certificate or certificates evidencing the Warrants in substantially the following form:
NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES

LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
               (iv) Stop transfer instructions may be placed with respect to the Units so as to restrict the resale, pledge, hypothecation or other transfer thereof consistent with Section 1(d)(iv) above.
               (v) Stop transfer instructions consistent with Section 1(d)(iv) above may be placed with respect to any new certificate representing the Units upon presentment by Purchaser of a certificate for transfer.
          (k) Correctness of Representations. The foregoing representations and warranties are true and accurate as of the date hereof and will be true and accurate as of the date of Purchaser’s subscription for the Units is accepted by the Company. If in any respect such representations and warranties will not be true and accurate as of the date of Purchaser’s subscription for the Units is accepted by the Company, Purchaser will give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.
     3. Representations, Warranties and Agreements of the Company. In order to induce Purchaser to enter into this Agreement and to invest in the Units, the Company hereby represents, warrants and agrees that:
          (a) Organization and Standing. The Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to enter into and consummate the transactions described in this Agreement.
          (b) Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and otherwise for the authorization, issuance and delivery of the Units has been taken. This Agreement and the Warrants issued hereunder are the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity and subject to bankruptcy or other laws relating to or affecting the rights of creditors generally. The execution, delivery and performance by the Company of this Agreement and compliance therewith and the issuance and sale of the Units will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of U.S. federal, state or foreign law to which the Company is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation, or other restriction to which the Company is a party or by which it or any of its assets are bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its assets.
          (c) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, of which 8,700,209 shares are issued and outstanding as of the date hereof. All of the shares of Common Stock, including the Common Stock issued upon the exercise of Warrants, when issued will be duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and U.S. state securities laws and shall be free and clear of all liens and encumbrances. A number of shares of Common Stock equal to the number of shares available for purchase as set forth in Section 1(a)(ii) have been reserved for issuance pursuant to the Warrants.
          (d) SEC Documents. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and any Reports on Form 8-K filed by the Company after June 30, 2008 (collectively, the “SEC Documents”) may be accessed on the SEC’s website and through the Company’s website. As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          (e) Absence of Certain Changes. Since June 30, 2008, there has not been any change which by itself or in conjunction with all other such changes, has had or could reasonably be expected to have a material adverse effect, except as disclosed in the SEC Documents or which has otherwise been disclosed to Purchaser.
          (f) Full Disclosure. No information furnished by the Company to the Purchaser in connection with this Agreement (including, without limitation, the information contained in the SEC Documents) contains any untrue statement of a material fact, taken as a whole.
          (g) Litigation. There is no litigation, claim, proceeding, or governmental investigation pending or threatened against the Company that seeks to delay or prevent the consummation of, or which would be reasonably likely to adversely affect the Company’s ability to consummate, the offering or sale of the Units.
     4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Illinois or in the federal courts located in Cook County. The parties and the individuals executing this Agreement and other agreements delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.
     5. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, except that Purchaser may not assign any of its rights or obligations hereunder.
     6. Entire Agreement; Amendment. This Agreement and the Warrant constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and Purchaser.
     7. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be by registered mail, return receipt requested, telecopy, email, courier service or personal delivery to the Company at its principal office at 1280 Landmeier Road, Elk Grove Village, Illinois, 60007, to Evelyn Arkebauer, Esq., Reed Smith LLP, 10 S. Wacker Drive, Chicago, Illinois 60606, and to Purchaser at its address set forth on the signature page hereto. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and when receipt is acknowledged, if telecopied or emailed.
     8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by their severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Agreement to be effective as of the date set forth above.

[PURCHASER]

By:

Name:

Address:

Lime Energy Co.

By:

Name: David Asplund
Title: Chief Executive Officer
Signature Page to Subscription Agreement
Lime Energy Co.

EXHIBIT A
FORM OF WARRANT